                                                                  ______________

                                                                    Exhibit 3.12

                          CERTIFICATE OF INCORPORATION
                                       OF
                             IPSCO ENTERPRISES INC.

          FIRST: This corporation is being organized and will exist under the laws of the State of Delaware.

          SECOND: The name of the corporation is IPSCO Enterprises Inc.

          THIRD: The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, U.S.A. The name of its registered agent at such address is The Corporation Trust Company.

          FOURTH: The nature of the business of the corporation and the purposes for which it is organized are to engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and to possess and employ all powers now or hereafter granted or available under the laws of the State of Delaware to such corporations.

          FIFTH: The total number of shares which the corporation shall have authority to issue is 10,000 shares of Common Stock, and the par value of each share is $.01.

          SIXTH: The name and mailing address of the incorporator is:

                 Margery Hinterman
                 950 17th Street, Suite 2600
                 Denver, Colorado 80201

          SEVENTH: The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation in the office of the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as the directors of the corporation until the first annual meeting of stockholders or until their successors are elected and qualified are:

                Name                    Mailing Address
                ----                    ---------------

          Roger Phillips         2161 Scarth Street
                                 Regina, Saskatchewan S4P 2V4

          Milan Kosanovich       2161 Scarth Street
                                 Regina, Saskatchewan S4P 2V4

          B.E.A. Yeo             2161 Scarth Street
                                 Regina, Saskatchewan S4P 2V4

          J.K. Kwong             2161 Scarth Street
                                 Regina, Saskatchewan S4P 2V4

          Mario Dalla-Vincenza   2161 Scarth Street
                                 Regina, Saskatchewan S4P 2V4

          EIGHTH: The number of directors of the corporation shall be fixed from time to time in the manner provided in the bylaws and may be increased or decreased from time to time in the manner provided in the bylaws.

          NINTH: The board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation.

          TENTH: The corporation shall, to the fullest extent permitted by Delaware law as in effect From time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason at the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding to the full extent and under the circumstances permitted by Delaware law. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against such liability under the provisions of this

Section TENTH. The indemnification provided by this Section TENTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, and shall inure to the benefit of their heirs, executors and administrators. The provisions of this Section TENTH shall not be deemed to preclude the corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.

          ELEVENTH: The corporation shall have authority, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction and notwithstanding the fact that his or their votes are counted for such purpose. Both common and interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

          TWELFTH: Election of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

          THIRTEENTH: Each stockholder shall have a preemptive right to purchase shares of the corporation that may from time to time be issued (whether or not presently authorized), including treasury shares, and to purchase securities convertible into shares or carrying any right to subscribe to or acquire shares, or scrip, rights, warrants, or options to purchase shares. Such preemptive right shall obtain whether the issuance is to be for money, for services performed, in payment of corporate debt, or otherwise, and whether in connection with stock rights or options or stock bonus or incentive plans for officers, directors, or employees of the corporation or its subsidiaries or otherwise, Such preemptive right shall entitle each stockholder to purchase shares in the ratio that the total number of shares be holds immediately prior to the issuance bears to the total number of shares outstanding immediately prior to the issue, exclusive of treasury shares. The preemptive right shall be deemed waived by (i) any stockholder who does not subscribe for the shares or other rights preempted within thirty days of receipt or a written notice from the corporation stating the prices, terms and conditions of the issue of shares or rights and inviting him to exercise his preemptive rights, or within such longer time as may be stated in the notice to all stockholders, or (ii) any stockholder who waives his preemptive right in a writing signed by him.

          FOURTEENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or Class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          Executed this 7th day of August, 1985.


                                          /s/ Margery Hinterman
                                          --------------------------------------

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                             IPSCO ENTERPRISES INC.

     IPSCO Enterprises Inc., a Delaware corporation, hereby certifies as follows:

     FIRST: That the Board of Directors of such corporation has, by unanimous written consent filed with the minutes of the Board, as permitted by Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

          BE IT RESOLVED, that Article Fifth of the Certificate of Incorporation of IPSCO Enterprises Inc. (the "Corporation") be amended to read as follows:

               "FIFTH: The total number of shares which the corporation shall have authority to issue is 50,000 shares of Common Stock, each with a par value of $.01."

     SECOND: That the sole stockholder of the corporation, IPSCO Inc., by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, has approved such amendment.

     THIRD: That the aforesaid amendment was fully adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, IPSCO Enterprises Inc. has caused this certificate to be signed by Milan Kosanovich, its President, and attested to by John W. Comrie, its Secretary this 30th day of December, 1991.

                                          IPSCO ENTERPRISES INC.


                                          By /s/ Milan Kosanovich
                                             -----------------------------------
                                             Milan Kosanovich, President

ATTEST:


By /s/ John W. Comrie
   -----------------------------
   John W. Comrie, Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                        CERTIFICATE OF INCORPORATION OF
                             IPSCO ENTERPRISES INC.

     IPSCO Enterprises Inc., a Delaware corporation, hereby certifies as follows:

     FIRST: That the Board of Directors of such corporation has, by unanimous written consent filed with the minutes of the Board, as permitted by Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

     BE IT RESOLVED, that Article V of the Certificate of Incorporation of IPSCO Enterprises Inc. (the "Corporation") be amended to read as follows:

          "FIFTH: The total number of shares that the Corporation shall have authority to issue is 150,000 shares of common stock, each with a par value of $.01."

     SECOND: That the sole stockholder of the corporation, IPSCO Inc., by written consent in accordance with Section 228 of the General Corporation Law of the state of Delaware, has approved such amendment.

     THIRD: That the aforesaid amendment was fully adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, IPSCO Enterprises Inc. has caused this certificate to be signed by Roger Phillips, Chairman of its Board of Directors, and attested to by John W. Comrie, its Secretary, the 31 day of May, 1994.

                                          IPSCO ENTERPRISES INC.


                                          By /s/ Roger Phillips
                                             -----------------------------------
                                             Roger Phillips, Chairman of
                                             the Board of Directors

ATTEST:


By /s/ John W. Comrie
   -----------------------------
   John W. Comrie, Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                             IPSCO ENTERPRISES INC.

     IPSCO Enterprises Inc., a Delaware corporation, hereby certified us follows:

     FIRST: That the Board of Directors of such corporation has, by unanimous written consent filed with the minutes of the Board, as permitted by Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

     BE IT RESOLVED, that Article V of the Certificate of Incorporation of IPSCO Enterprises Inc. (the "Corporation") be amended to read as follows:

          "FIFTH: The total number of shares that the Corporation shall have authority to issue is 300,000 shares of common stock, each with a par value of $.01."

     SECOND: That the sole stockholder of the corporation, IPSCO Inc., by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, has approved such amendment.

     THIRD: That the aforesaid amendment was fully adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, IPSCO Enterprises Inc. has caused this certificate to be signed by Roger Phillips, Chairman of its Board of Directors, and attested to by John Comrie, its Secretary, the 1st day of February, 1995.

                                          IPSCO ENTERPRISES INC.


                                          By  /s/ Roger Phillips
                                              ----------------------------------
                                              Roger Phillips, Chairman of the
                                              Board of Directors

ATTEST:


By  /s/ John Comrie
    ------------------------------
    John Comrie, Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                             IPSCO ENTERPRISES INC.

     IPSCO Enterprises Inc., a Delaware corporation, hereby certifies as follows:

     FIRST: That the Board of Directors of such corporation has, by unanimous written consent filed with the minutes of the Board, as permitted by Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

     BE IT RESOLVED, that Article V of the Certificate of Incorporation of IPSCO Enterprises Inc. (the "Corporation") be amended to read as follows:

          "FIFTH: The total number of shares that the Corporation shall have authority to issue is 600,000 shares of common stock, each with a par value of $.01."

     SECOND: That the sole stockholder of the corporation, IPSCO Inc., by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, has approved such amendment.

     THIRD: That the aforesaid amendment was fully adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, IPSCO Enterprises Inc. has caused this certificate to be signed by Roger Phillips, Chairman of its Board of Directors, and attested to by John Comrie, its Secretary, the 1st day of March, 1996.

                                           IPSCO ENTERPRISES INC.


                                          By  /s/ Roger Phillips
                                              ----------------------------------
                                              Roger Phillips, Chairman of
                                              the Board of Directors

ATTEST:

      STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FILED 02:00 PM 03/18/1996
     9600777_ - 2068503


By  /s/ John Comrie
    --------------------------------
    John Comrie, Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                             IPSCO ENTERPRISES INC.

     IPSCO Enterprises Inc., a Delaware corporation, hereby certifies as follows:

     FIRST: That the Board of Directors of such corporation has, by unanimous written consent filed with the minutes of the Board, as permitted by Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

     BE IT RESOLVED, that Article V of the Certificate of Incorporation of IPSCO Enterprises Inc. (the "Corporation") be amended to read as follows:

          "FIFTH: The total number of shares that the Corporation shall have authority to issue is 900,000 shares of common stock, each with a par value of $.01.

     SECOND: That both stockholders of the Corporation, IPSCO Inc. and IPSCO Saskatchewan Inc., have approved such amendment.

     THIRD: That the aforesaid amendment was fully adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, IPSCO Enterprises Inc., has caused this certificate to be signed by Charles Backman, its Vice President, and attested to by Anne Parker, its Assistant Secretary, as of January 31, 2000.

                                          IPSCO ENTERPRISES INC.


                                          By  /s/ Charles Backman
                                              ---------------------------------
                                              Charles Backman, Vice President

ATTEST:


By /s/ Anne Parker
   ----------------------------------
   Anne Parker, Assistant Secretary

                               STATE of DELAWARE
                          CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION

..    First: That at a meeting of the Board of Directors of IPSCO Enterprises
     Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

     The resolution setting forth the proposed amendment is as follows:

     Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "V" so that, as amended, said Article shall be and read as follows:

     "FIFTH: The total number of shares that the Corporation shall have authority to issue is 1,000,000 shares of common stock, each with a par value of $.01.

..    Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

..    Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

..    Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.


                                          By: /s/ Anne Parker
                                              ----------------------------------
                                              (Authorized Officer)

                                          NAME: Anne Parker, Assistant Secretary
                                                       (Type or Print)